SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         December 14, 2015
                           Date of Report
                 (Date of Earliest Event Reported)


               NEXTGLASS TECHNOLOGIES CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

 Delaware                 000-55385                  47-3150674
(State or other                                  (IRS Employer
jurisdiction         (Commission File Number)   Identification  No.)
of incorporation)


                      9454 Wilshire Boulevard
                            Suite 610
               Beverly Hills, California 90212
            (Address of Principal Executive Offices)

                         0116012-3911706
                (Registrant's Telephone Number)


ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On December 14, 2015, the following persons were additionally appointed to serve on the Board of Directors of NextGlass Technologies Corporation (the "Company") until such time as their successors are appointed.

         Brian Shin
         John Ki Park
         Thor Seng Wah

   On December 14, 2015, Mr. John Ki Park was appointed as the Chief Executive Officer of the Company.

   Brian Shin serves as a director of the Company. Since 2012, Mr. Shin has worked at NextGlass Co., Ltd., a private company developing patented smart glass technology, where his primary responsibilities included international marketing and investor relations. Mr. Shin received his B.S. degree from UCLA in 2012. Mr. Shin is a citizen of the Republic of Korea.

    John Park serves as a director and chief executive officer of the Company. Since 2010, Mr. Park has served as the CEO of BBV Vietnam Acquisition Corporation. Prior to joining BBV Vietnam Acquisition Corporation, Mr. Park served in various executive management positions including CEO of Innovay INc., an affiliate of Migami and vice president of Mira Life Group, a cosmetic company at which he raised capital for their market launch and distribution in Asia. Mr. Park received both his B.S. degree and MBA from Brigham Young University.

    Thor Seng Wah serves as a director of the Company. Since 2013, Mr. Thor has been a director of Quantum Metal Sdn Bhd and is a chartered accountant. Mr. Thor is a citizen of Malaysia.

                    NEXTGLASS TECHNOLOGIES CORPORATION

Date: December 21, 2015             /s/ Low Kooh Poh